SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________________

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 17, 1997

GOVERNMENT BACKED TRUST T-3
(Exact name of registrant as specified in its charter or other governing instrument)

State or other jurisdiction of incorporation:
            New York
Commission File Number:
            0-17334
IRS Employer Identification No.:
            13-3544136

c/o Chase Manhattan Bank
Corporate Trustee Administration Department
450 West 33rd Street
New York, New York 10001


Registrant's telephone number, including area code :   (212) 946-8608

Item 1. Changes in Control of Registrant.

Not Applicable.

Item  2. Acquisition or Disposition of Assets.

None.

Item  3. Bankruptcy or Receivership.

None.

Item  4. Changes in Registrant's Certifying Accountant.

No Change

Item  5. Other Events.

Semiannual Report to Holders pursuant to the Trust's Declaration of Trust dated as of November 30, 1988. (Attached as Exhibit A) .

No other reportable events.

Item  6. Resignations of Registrant's Directors.

Not  Applicable.

Item  7. Financial Statements, Pro Forma Financial Information and Exhibits

Not Applicable.









Exhibits


Semiannual  Report  to  Holders  attached  hereto  as  Exhibit  A .

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

            Government Backed Trust T-3


Date :   December 1, 1997
By:____Dennis Kildea___
      Assistant Vice President

Exhibit A

CHASE MANHATTAN BANK
(formerly CHEMICAL BANK)
450  West  33rd  Street
New  York, New  York  10001
Trustee's  Semiannual  Report

To  the  Holders  of:
Government Backed Trust T-3 9.625% Current Coupon Certificates (Republic of Turkey FMS Refinancing)
            and
Defense  Security  Assistance  Agency
The  Pentagon
Washington, DC  20301-2800
Attention  of  the  Comptroller, DSAA


i. On November 17, 1997, the aggregate amount distributed to the Holders was

$39,216,428.13. The portions thereof allocable to principal and interest payments on the Related Note(s) was $35,294,428.13 and to payments from the Securities Trust was $3,922,000.00.

ii. The aggregate Initial Amount of the Certificates issued by such Trust and remaining outstanding after such distribution is $192,110,000.00.

iii. The unpaid principal amount of the Related Note(s) following the such distribution is $192,110,000.00.

iv. The sum of the amount referred to in (i) above, plus the amount paid to the Trustee in respect of the Trustee's fees and expenses was not less than the sum of 90% of the amount required to have been paid by the Borrower on the Related Note(s) on the immediately preceding Note Payment Date plus the payment received from the Securities Trust.

No Payment Default has occurred and is continuing since our previous report.

To the best of my knowledge and belief, this Semiannual Report is complete and accurate.

By:  ___Dennis Kildea___
        Assistant Vice President

Dated as of November 17, 1997
(Tax ID No. 13-3544136)